Exhibit 1.1
                            Articles of Incorporation


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                            ARTICLES OF INCORPORATION
                                       OF
                        CALIFORNIA TAX EXEMPT BONDS, INC.
                        ---------------------------------

         The undersigned incorporator adopts the following Articles of Incorporation for the purpose of forming a corporation under the general laws of the State of Maryland:

         FIRST:   (1) The name of the incorporator is C. Grant Anderson.

                  (2) The incorporator's address is 200 Park Avenue, New York, New York 10166.

                  (3) The incorporator is eighteen years old or older.

                  (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

         SECOND: The name of the corporation (hereinafter called the "Corporation") is CALIFORNIA TAX EXEMPT BONDS, INC.

         THIRD: The Corporation is formed for the following purposes:

                  (a) To conduct, operate and carry on the business of an investment company;


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                  (b) To hold, invest and reinvest its funds and in connection therewith to hold part or all of its funds in cash, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of securities of any and all types and classes (which term "securities" shall for the purposes of these Articles of Incorporation include, without in any way limiting the generality thereof, stocks, shares, bonds, notes, debentures, mortgages, certificates of interest or participation, bank certificates of deposit, bank time deposits, banker's acceptances, letters of credit, repurchase agreements or other negotiable or non-negotiable instruments, obligations or evidences of indebtedness, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities thereof; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such securities of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to


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         designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

                  (c) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions for such purposes and for such amount or kind or consideration (including, without limitation thereof, securities) now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation as its Board of Directors may determine;

                  (d) To purchase or otherwise acquire, redeem, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation;

                  (e) to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Maryland;

                  (f) to do any and all acts and to exercise any and all powers as are necessary, suitable, convenient, or proper for the conduct, promotion and attainment of any of the purposes or objects


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         herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such purposes and objects.

         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from the terms of any provision of this or any other Article of these Articles of Incorporation. The expression of one thing shall not be deemed to exclude another which is not expressed.

         FOURTH: The post office address, of the principal office of the Corporation in the State of Maryland is c/o Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

         FIFTH: The name of the resident agent of the Corporation within the State of Maryland is the Corporation Trust Incorporated, a Maryland corporation, and the post office


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address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

         SIXTH:   (1) The total number of shares of stock which the corporation has authority to issue is 20,000,000 all of which are the same class, are of a par value of $.01 each, and are designated Common Stock. References in the following provisions of these Articles of Incorporation to "shares" mean the shares of Common Stock of the Corporation.

                  (2) The aggregate par value of all the authorized shares of stock is $200,000.

                  (3) The Board of Directors of the Corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for shares, and to issue shares up to the total number of shares which the Corporation is authorized to issue.

                  (4) At all meetings of shareholders, each shareholder of the Corporation shall be entitled to one vote for each share standing in his name on the books of the Corporation on the date, fixed in accordance with the by-laws, for determination of shareholders entitled to vote at such meeting.

                  (5) Notwithstanding any provision of the General Corporation Law of the State of Maryland requiring a greater portion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority


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of the aggregate number of votes entitled to be cast thereon.

                  (6) The Corporation may issue shares in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall have proportionately to the respective fractions represented thereby all the rights of the whole shares, including, without limitation the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation.

                  (7) No holder of any shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares or for the purchase of any bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion


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may determine, without first offering the same, or any thereof, to any such holder.

                  (8) Each shareholder upon request to the Corporation, accompanied by surrender of any outstanding certificate or certificates therefor in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the shares standing in his name on the books of the Corporation, at the then current net asset value of such shares. The method of computing such current net asset value, and the time within which the Corporation shall make payment therefor shall be determined as hereinafter provided. Notwithstanding the foregoing, the Corporation may suspend the right of the shareholders to require the Corporation to redeem shares:

                  (a) for any period (i) during which the New York Stock Exchange is closed other than the customary weekend and holiday closings, or (ii) during which trading on the New York Stock Exchange is restricted;

                  (b) for any period during which an emergency, as determined by the Securities and Exchange Commission or any successor thereto, exists as a result of which (i) disposal by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

                  (c) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

                  (9) The Corporation may at any time and from time to time, at the sole discretion of the Board of Directors, upon not less than 30 days written notice, redeem at the then


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current net asset value of such shares, all the shares of any shareholder the aggregate current net asset value of whose shares is less than $1,000.

                  (10) Payment of the redemption or repurchase price for shares redeemed or repurchased by the Corporation may be made either in cash or in securities or other assets at the time owned by the Corporation or partly in cash and partly in securities or other assets at the time owned by the Corporation as the Board of Directors may, in its sole discretion, determine. In the case of redemption, the value of any part of such payment to be made in securities or other assets of the Corporation shall be the value employed in determining the redemption price, and payment of the redemption price shall be made on or before the seventh day following the day on which the shares are properly presented for redemption except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made, and, except as postponement of the date of payment may be permissable under the Investment Company Act of 1940, and the rules and regulations thereunder.

                  (11) The net asset value of the shares shall be determined at least once on each day that the New York Stock Exchange is open for trading as of the close of trading ("current net asset value"). The current net asset value shall be determined in good faith pursuant to


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the direction of the Board of Directors in a manner not inconsistent with the provisions of the Investment Company Act of 1940 or any rule or regulation thereunder.

                  (12) In the case of shares of stock of the Corporation issued in whole or in part in exchange for securities, there may, at the discretion of the Board of Directors of the Corporation, be included in the value of such securities, for the purpose of determining the number of shares of capital stock of the Corporation issuable in exchange therefor, the amount, if any, of brokerage commissions (not exceeding an amount equal to the rates payable in connection with the purchase of comparable securities on the New York Stock Exchange) or other similar costs of acquisition of such securities held by the holder of said securities in acquiring the same.

                  (13) Shares redeemed or repurchased by the Corporation shall be retired and restored to the status of authorized and unissued shares, and the capital of the Corporation correspondingly reduces, without any further action by the Corporation, to the extent permitted by the laws of the State of Maryland.

         SEVENTH: (1) The number of directors of the Corporation until such number shall be changed pursuant to the by-laws of the Corporation, is five.

                  (2) The names of the persons who shall act as directors of the Corporation until the first annual meeting


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of shareholders or until their successors are duly chosen and qualify are as follows:

                                Lincoln W. Allen
                                Joseph H. Fleiss
                                Donald R. Foley
                                Philip C. Smith
                                Burton J. Greenwald

                  (3) The initial by-laws of the Corporation shall be adopted by the Board of Directors at their organization meeting or by their informal written action, as the case may be. Thereafter, the power to make, alter, and repeal the by-laws of the Corporation shall be vested in the Board of Directors of the Corporation.

         EIGHTH: (1) The Corporation shall indemnify its corporate representatives, as defined in Section 2-418(a) of the General Corporation Law of the State of Maryland, in the manner and to the full extent provided and permitted by the General Corporation Law of the State of Maryland.

                  (2) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out


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of his status as such, whether or not the Corporation would have the power to indemnify him against the liability under the provision of this Article EIGHTH.

                  (3) Anything herein contained to the contrary notwithstanding, no officer or director of the Corporation shall be indemnified for any liability to the Corporation or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         NINTH:   From time to time the Corporation may amend, alter, repeal, or change any of the provisions of these Articles of Incorporation or any amendment thereto in the manner prescribed by law, and all contracts and rights at any time conferred upon the shareholders of the Corporation are subject to the provisions of this Article.

         IN WITNESS WHEREOF, the undersigned incorporator has adopted and signed these Articles of Incorporation and does hereby acknowledge that the adoption and signing are his act.

                                                     /s/ C. Grant Anderson
                                                         C. Grant Anderson



Dated: April 6, 1983


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